Exhibit 5.1
OPINION OF VORYS, SATER, SEYMOUR AND PEASE LLP
March 28, 2011
Bravo Brio Restaurant Group, Inc.
777 Goodale Boulevard, Suite 100
Columbus, Ohio 43212
Re: Registration Statement on Form S-1 (File No. 333-172642)
Members of the Board of Directors:
     We have acted as Ohio counsel to Bravo Brio Restaurant Group, Inc., an Ohio corporation (the “Company”), in connection with the sale by certain Selling Shareholders (as defined below) of 4,161,020 Common Shares and, if and to the extent that the Underwriters (as defined below) exercise an over-allotment option granted by the Selling Shareholders, up to an additional 416,102 Common Shares (collectively, the “Shares”).
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
     In connection with the preparation of the opinion expressed herein, we have examined and have relied on each of the following:

(a)	the Registration Statement on Form S-1 (File No. 333-172642) of the Company relating to the Shares, as filed on March 7, 2011 with the Securities and Exchange Commission (the “Commission”) under the Securities Act and as amended by Pre-Effective Amendments Nos. 1 and 2 thereto (such Registration Statement, as so amended, the “Registration Statement”);

(b)	the form of underwriting agreement (the “Underwriting Agreement”) proposed to be entered into by and among the Company, the selling shareholders named in Schedule A to the Underwriting Agreement (the “Selling Shareholders”) and Jefferies & Company, Inc., Piper Jaffray & Co. and Wells Fargo Securities, LLC, as representatives (the “Representatives”) of the several underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”), as filed as Exhibit 1.1 to the Registration Statement;
(c)	the (i) Second Amended and Restated Articles of Incorporation of the Company (the “Articles”) and (ii) Second Amended and Restated Regulations of the Company (the “Regulations”), filed as Exhibits 3.1 and 3.2, respectively, to the Registration Statement;

(d)	certain resolutions authorizing the Registration Statement and related matters that have been adopted by the Board of Directors of the Company (or duly constituted committees thereof);
(e)	a specimen certificate representing the Shares filed as Exhibit 4.1 to the Registration Statement; and
(f)	such other corporate records, proceedings and documents of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and such other persons as we have deemed necessary or appropriate to enable us to render the opinion expressed herein.
     In our examination of the aforesaid records, proceedings and documents, we have assumed, without independent verification or investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, and in the case of natural persons, the legal capacity, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.
     We have relied solely upon the examinations and inquiries recited herein and, except for such examinations and inquiries, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.
     As used herein, the phrases “duly authorized” and “validly issued” mean that the particular action has been authorized by all necessary corporate action of the Company and that the Company has the corporate power and authority to take such action under Chapter 1701 of the Ohio Revised Code, the applicable case law thereunder, the Articles and the Regulations.
     Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Shares are duly authorized, validly issued, fully paid and non-assessable.
     The opinion expressed herein is limited solely to the laws of the State of Ohio as currently in effect. We express no opinion with respect to the effect of the laws of any other jurisdiction on the opinion expressed herein nor do we assume any obligation to advise you or any other person of any change in law or facts after the date hereof that may bear on the matters set forth herein.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours, Vorys, Sater, Seymour and Pease LLP